Additional Reporting Person and Address:

 Each of the following additional filers is a general partner, officer or director of Augustine Fund, L.P., and may be deemed to have a pecuniary interest in the shares of Common Stock beneficially owned by Augustine Fund, L.P.

Augustine Capital Management, LLC
141 W. Jackson, Suite 2182
Chicago, IL 60604

John T. Porter
141 W. Jackson, Suite 2182
Chicago, IL 60604

Brian D. Porter
141 W. Jackson, Suite 2182
Chicago, IL 60604

Thomas Duszynski
141 W. Jackson, Suite 2182
Chicago, IL 60604

David M. Matteson
141 W. Jackson, Suite 2182
Chicago, IL 60604


         Signatures of Additional Reporting Persons:
         Dated October 7, 2002

         AUGUSTINE CAPITAL MANAGEMENT, LLC

         /s/ John T. Porter
         John T. Porter, President of general partner

         /s/ John T. Porter
         John T. Porter

         /s/ Brian D. Porter
         Brian D. Porter

         /s/ Thomas Duszynski
         Thomas Duszynski

         /s/ David M. Matteson
         David M. Matteson